Exhibit 4.5

EXECUTION VERSION

INTERNATIONAL FLAVORS & FRAGRANCES INC.,

as Issuer,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Third Supplemental Indenture

Dated as of September 17, 2018

Supplemental to Indenture

Dated as of March 2, 2016

3.79% Senior Amortizing Notes due 2021

i

Table of Contents

(Continued)

EXHIBIT:

A.	Form of Note

ii

THIRD SUPPLEMENTAL INDENTURE dated as of September 17, 2018 (this “Supplemental Indenture”) between INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), supplementing the Indenture dated as of March 2, 2016 between the Company and the Trustee (the “Base Indenture”).

RECITALS OF THE COMPANY:

WHEREAS, the Company executed and delivered the Base Indenture to provide for, among other things, the issuance of unsecured debt securities in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in the Base Indenture;

WHEREAS, the Base Indenture provides that the Company may enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities as provided by Section 2.01 of the Base Indenture;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 3.79% Senior Amortizing Notes due 2021 (the “Notes”, and each $8.45436 of initial principal amount of such Securities, a “Note”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

WHEREAS, the Company now wishes to issue Notes in an aggregate initial principal amount of $139,496,940, each Note initially to be issued as a component of the Units (as defined herein) being issued on the date hereof by the Company pursuant to the Purchase Contract Agreement, dated as of September 17, 2018, between the Company and U.S. Bank National Association, as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Purchase Contracts from time to time (the “Purchase Contract Agreement”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture; General. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes (which shall be initially in the aggregate initial principal amount of $139,496,940 and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. This Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

Section 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein; and

(iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Agent Members” has the meaning ascribed to such term in Section 2.01(d).

“Base Indenture” has the meaning ascribed to it in the preamble hereof.

“Beneficial Holder” means, with respect to a Global Note, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Book-Entry Interest” means a beneficial interest in a Global Note, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Certificated Note” means a Note in definitive registered form without interest coupons.

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means the common stock, par value $0.125 per share, of the Company or such other securities or assets as shall be deliverable in replacement thereof under the Purchase Contract Agreement pursuant to the terms thereof.

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Component Note” means a Note in global form and attached to a Global Unit that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact for such holder(s), together with the Global Unit, as custodian of such Global Unit for the Depositary.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Early Mandatory Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Right” has the meaning ascribed to it in the Purchase Contract Agreement.

“Fundamental Change” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Global Note” means any Note that is a Global Security.

“Global Unit” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any such supplemental indenture, respectively.

“Initial Principal Amount” means $8.45436 initial principal amount per Note.

“Installment Payment” has the meaning ascribed to it in Section 2.02(a).

“Installment Payment Date” means each March 15, June 15, September 15 and December 15, commencing on December 15, 2018 and ending on the Maturity Date.

“Installment Payment Period” means (i) in the case of the first Installment Payment Date on December 15, 2018, the period from, and including, the Issue Date to, but excluding, such first Installment Payment Date and (ii) in the case of any other Installment Payment Date, the quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, such other Installment Payment Date.

“Issue Date” means September 17, 2018.

“Maturity Date” means September 15, 2021.

“Merger Redemption Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Merger Redemption Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Merger Termination Redemption” has the meaning ascribed to it in the Purchase Contract Agreement.

“Note” and “Notes” have the respective meanings ascribed to such terms in the preamble hereof and include, for the avoidance of doubt, both Separate Notes and Notes that constitute part of a Unit.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of or interest on any Notes on behalf of the Company. The Paying Agent shall initially be the Trustee.

“Prospectus Supplement” means the preliminary prospectus supplement dated September 10, 2018, as supplemented by the related pricing term sheet dated September 12, 2018, related to the offering and sale of the Notes.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth in the Purchase Contract Agreement.

“Purchase Contract Agent” means U.S. Bank National Association, as purchase contract agent under the Purchase Contract Agreement, until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Agreement” has the meaning ascribed to it in the preamble hereof.

“Repurchase Date” shall be a date specified by the Company in the Early Mandatory Settlement Notice or Merger Redemption Notice, as the case may be, which date shall be at least 20 but not more than 35 Business Days following the date of the Early Mandatory Settlement Notice or the date of the Merger Redemption Notice, as the case may be (and which may or may not fall on the Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be).

“Repurchase Notice” means a notice in the form entitled “Form of Repurchase Notice” attached to the Notes.

“Repurchase Price” means, with respect to a Note to be repurchased pursuant to Article 8, an amount equal to the principal amount of such Note as of the Repurchase Date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding Installment Payment Date (or, if none, from, and including, the Issue Date) to, but not including, such Repurchase Date, calculated at an annual rate of 3.79%; provided that, if the Repurchase Date falls after a Regular Record Date for any Installment Payment and on or prior to the immediately succeeding Installment Payment Date, the Installment Payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the holder as of such Regular Record Date and will not be included in the Repurchase Price per Note.

“Repurchase Right” has the meaning ascribed to it in Section 8.01.

“SEC” means the U.S. Securities and Exchange Commission.

“Separate Note” means a Note that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Separate Purchase Contract” means a Purchase Contract that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“Trustee” means the party named in the preamble hereof until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Unit” means the collective rights of a holder of a 6.00% Tangible Equity Unit, with a stated amount of $50 (representing an issue price of $8.45436 for the Note included in each Unit and an issue price of $41.54564 for the Purchase Contract included in each Unit), issued by the Company pursuant to the Purchase Contract Agreement, each consisting of a single Purchase Contract and a single Note prior to separation or subsequent to recreation thereof pursuant to the Purchase Contract Agreement.

ARTICLE 2

THE SECURITIES

Section 2.01 Title and Terms.

(a) There is hereby authorized a series of Securities designated the “3.79% Senior Amortizing Notes due 2021” limited in aggregate initial principal amount to $139,496,940, which amount shall be as set forth in any written order of the Company for authentication and delivery of Notes pursuant to Section 2.04 of the Base Indenture.

(b) The Notes will initially be issued as Component Notes in substantially the form of Attachment 4 to the form of Global Unit attached as Exhibit A to the Purchase Contract Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. The Notes will initially be attached to the related Global Unit and registered in the name of U.S. Bank National Association, as attorney-in-fact of the holder(s) of such Global Unit.

(c) Holders of Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts and Separate Notes, during the times, and under the circumstances, described in Section 2.03 of the Purchase Contract Agreement. Upon separation of any Unit into its constituent parts, (i) if such Unit is a Global Unit, the Separate Notes will initially be evidenced by a Global Note (the “Global Note”) in substantially the form of Exhibit A hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, and deposited with the Trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee, or (ii) if such Unit is in definitive, registered form, the Separate Notes will be evidenced by Certificated Notes in substantially the form of Exhibit A hereto, in each case, as provided in Section 2.03 of the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in Section 2.04 of the Purchase Contract Agreement.

(d) The Global Note representing Separate Notes (which shall initially have a balance of zero Notes) shall be registered in the name of Cede & Co., as nominee of the Depositary and delivered to the Trustee, as custodian for the Depositary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Base Indenture with respect to any Global Note (or any Global Unit in the case of Component Notes) held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note (or such Global Unit), and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note (or such Global Unit) for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(e) The Notes shall be issuable in denominations of initial principal amounts equal to the Initial Principal Amount and integral multiples in excess thereof.

Section 2.02 Installment Payments. (a) The Company shall pay installments on the Notes (each such payment, an “Installment Payment”) in cash at the place, at the respective times and in the manner provided in the Notes. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar.

(b) On the first Installment Payment Date occurring on December 15, 2018, the Company shall pay, in cash, an Installment Payment with respect to each Note in an amount equal to $0.73333 per Note, and on each Installment Payment Date thereafter, the Company shall pay, in cash, equal quarterly Installment Payments with respect to each Note in an amount equal to $0.75000 per Note; provided that, in respect of any Certificated Note, the final Installment Payment shall be made only against surrender of such Certificated Note to the Paying Agent.

(c) Each Installment Payment shall constitute a payment of interest (at a rate of 3.79% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
December 15, 2018	$0.65497	$0.07836
March 15, 2019	$0.67606	$0.07394
June 15, 2019	$0.68247	$0.06753
September 15, 2019	$0.68894	$0.06106
December 15, 2019	$0.69547	$0.05453
March 15, 2020	$0.70206	$0.04794
June 15, 2020	$0.70872	$0.04128
September 15, 2020	$0.71544	$0.03456
December 15, 2020	$0.72222	$0.02778
March 15, 2021	$0.72907	$0.02093
June 15, 2021	$0.73598	$0.01402
September 15, 2021	$0.74296	$0.00704

(d) Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay.

Section 2.03 Maturity Date. The date on which the final Installment Payment on the Notes shall be due, unless the Notes are accelerated pursuant to the terms hereof or otherwise paid prior to maturity in connection with a Holder’s exercise of the Repurchase Right, shall be the Maturity Date.

Section 2.04 Right to Exchange or Register a Transfer. (a) The Company shall not be required to exchange or register a transfer of any Note if the Holder thereof has exercised his, her or its right, if any, to require the Company to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased.

(b) For purposes of any Note that constitutes part of a Unit, Section 2.05 and Section 2.11(c) of the Base Indenture (as modified by this Supplemental Indenture) shall be subject to the provisions of the Purchase Contract Agreement.

(c) For purposes of the Notes, Section 2.11(c) of the Base Indenture shall be amended by (i) deleting the second paragraph thereof, (ii) replacing the words “shall no longer be registered or in good standing” therein with the words “ceases to be a clearing agency registered” and (iii) replacing the portion of the first sentence thereof following “(2)” with the following words: “an Event of Default has occurred and is continuing with respect to the Notes and a Beneficial Holder requests that its Book-Entry Interest be issued as a Certificated Note, in accordance with applicable procedures of the Depositary and upon completion of related administrative actions by the Depositary, Section 2.11 (a) and (b) shall no longer be applicable to the Notes (or, in the case of clause (2), the Notes represented by such Book-Entry Interest) and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the outstanding Global Notes (or, in the case of clause (2), the Notes represented by such Book-Entry Interest) in exchange for such Global Notes (or, in the case of clause (2), the Notes represented by such Book-Entry Interest).”

ARTICLE 3

SUCCESSOR CORPORATION

Section 3.01 Amendments to Article X of the Base Indenture.

(a) For purposes of the Notes, Section 10.01 of the Base Indenture shall be amended by (i) replacing the words “the principal of (premium, if any) and interest” with the words “the Repurchase Price, if applicable, of and all Installment Payments”, (ii) inserting “(i)” immediately following the phrase “covenants and agrees that,” and (iii) inserting at the end thereof the following words: “and (ii) the entity formed by such consolidation, or into which the Company shall have been merged, or the entity which shall have acquired such property, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia”.

(b) For purposes of the Notes, Section 10.02(a) of the Base Indenture shall be amended by replacing the words “the principal of, premium, if any, and interest” with the words “the Repurchase Price, if applicable, of and all Installment Payments”.

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.01 Amendments to Article VI of the Base Indenture.

(a) For purposes of the Notes, Section 6.01(a) of the Base Indenture shall be amended by (i) deleting the word “or” at the end of clause (4), (ii) replacing the period at the end of clause (5) with a semi-colon and (iii) inserting the following after clause (5):

“(6) the Company defaults in the payment of the Repurchase Price of any Notes when the same shall become due and payable;

(7) the Company defaults in the payment of any Installment Payment on any Notes as and when the same shall become due and payable and such failure continues for a period of 30 days; or

(8) the Company fails to give notice of a Fundamental Change when any such notice is due pursuant to the terms of the Purchase Contract Agreement and such failure continues for a period of five Business Days.”

(b) For purposes of the Notes, Section 6.06(c) of the Base Indenture shall be amended by replacing the words “the principal of, or premium, if any, or interest on,” with the words “the Repurchase Price of or any Installment Payment on”.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01 Amendments to Article VII of the Base Indenture. For purposes of the Notes, Section 7.01(b) of the Base Indenture shall be amended by replacing the words “the principal of, or premium, if any, or interest” with the words “the Repurchase Price of or any Installment Payment”.

ARTICLE 6

SATISFACTION AND DISCHARGE AND DEFEASANCE

Section 6.01 Amendments to Article XI of the Base Indenture.

(a) For purposes of the Notes, the coin or currency or currency unit or the nature of the Governmental Obligations to be deposited with the Trustee under Article XI of the Base Indenture shall be U.S. dollars.

(b) For purposes of the Notes, references in Article XI of the Base Indenture to “principal” shall be deemed to refer to the portion of all scheduled Installment Payments constituting the payment of principal in respect of the Notes and the portion of the Repurchase Price constituting the principal amount of the Notes.

(c) For purposes of the Notes, references in Article XI of the Base Indenture to “interest” shall be deemed to refer to the portion of all scheduled Installment Payments constituting the payment of interest in respect of the Notes and the portion of the Repurchase Price constituting the accrued but unpaid interest on the Notes.

(d) Section 11.02 of the Base Indenture shall apply to the Notes.

ARTICLE 7

NO REDEMPTION

Section 7.01 Article III of the Base Indenture Inapplicable. The Notes shall not be redeemable and Article III of the Base Indenture shall not apply to the Notes.

ARTICLE 8

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 8.01 Offer to Repurchase. If the Company elects to exercise its Early Mandatory Settlement Right with respect to, or causes a Merger Termination Redemption of, the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, then each Holder of Notes (whether any such Note is a Separate Note or constitutes part of a Unit) shall have the right (the “Repurchase Right”) to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, pursuant to Section 8.03. The Company shall not be required to repurchase a portion of a Note. Holders shall not have the right to require the Company to repurchase any or all of such Holders’ Notes in connection with any Early Settlement (as such term is defined in the Purchase Contract Agreement) of such Holders’ Purchase Contracts at the Holders’ option pursuant to the terms of the Purchase Contract Agreement.

Section 8.02 Early Mandatory Settlement Notice and Merger Redemption Notice. If the Company elects to exercise its Early Mandatory Settlement Right with respect to, or causes a Merger Termination Redemption of, the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, the Company shall provide the Trustee and the Holders of the Notes with a copy of the Early Mandatory Settlement Notice or Merger Redemption Notice, as the case may be, delivered pursuant to the Purchase Contract Agreement.

Section 8.03 Procedures for Exercise.

(a) To exercise the Repurchase Right, a Holder must deliver, prior to the close of business on the Business Day immediately preceding the Repurchase Date, the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (x) the Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be, occurs on or after the Repurchase Date and (y) the relevant Notes have not been separated from the Units), together with a duly completed written Repurchase Notice, in each case, subject to and in accordance with applicable procedures of the Depositary, unless the Notes are not in the form of a Global Note (or the Units are not in the form of Global Units, as the case may be), in which case such Holder must deliver the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (i) the Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be, occurs on or after the Repurchase Date and (ii) the Notes have not been separated from the Units), duly endorsed for transfer to the Company, together, in either case, with a Repurchase Notice, to the Paying Agent.

(b) The Repurchase Notice must state the following:

(i) if Certificated Notes (or Units) have been issued, the certificate numbers of the Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the Repurchase Notice must comply with appropriate procedures of the Depositary;

(ii) the number of Notes to be repurchased; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Article 8.

(c) In the event that the Company exercises its Early Mandatory Settlement Right or in the event that a Merger Termination Redemption occurs with respect to Purchase Contracts that are a component of Units and the Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be, occurs prior to the Repurchase Date, upon such Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be, the Company shall execute and the Trustee shall authenticate on behalf of the holder of the Units and deliver to such holder, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of the Units.

Section 8.04 Withdrawal of Repurchase Notice.

(a) A Holder may, subject to and in accordance with applicable procedures of the Depositary, in the case of a Global Note or Global Unit, withdraw any Repurchase Notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the Paying Agent, with a copy to the Trustee and the Company, prior to the close of business on the Business Day immediately preceding the Repurchase Date.

(b) The notice of withdrawal must state the following:

(i) the number of the withdrawn Notes;

(ii) if Certificated Notes (or Units) have been issued, the certificate numbers of the withdrawn Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the notice of withdrawal must comply with appropriate Depositary procedures; and

(iii) the number of Notes, if any, that remain subject to the Repurchase Notice.

Section 8.05 Effect of Repurchase. (a) The Company shall be required to repurchase the Notes with respect to which the Repurchase Right has been validly exercised and not withdrawn on the Repurchase Date. To effectuate such repurchase, the Company shall deposit immediately available funds with the Paying Agent, on or prior to 11:00 a.m., New York City time, on the Repurchase Date, in an amount or amounts sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised. A Holder electing to exercise the Repurchase Right shall receive payment of the Repurchase Price on the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Notes (or Units, as applicable).

(b) If the Paying Agent holds money on the Repurchase Date sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of the Notes or Units, as applicable, is made or whether or not the Notes or Units, as applicable, are delivered as required herein), and (ii) all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price and, if the Repurchase Date falls between a Regular Record Date and the corresponding Installment Payment Date, the related Installment Payment).

(c) The Company shall, in connection with any repurchase offer pursuant to this Article 8, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

(d) Notwithstanding anything to the contrary herein, no Notes may be repurchased at the option of Holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes).

Section 8.06 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 9

TAX TREATMENT

Section 9.01 Tax Treatment. The Company and each Beneficial Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01 Amendments to Article IX of the Base Indenture.

(a) For purposes of the Notes, Section 9.01(a) of the Base Indenture shall be amended by (i) deleting the word “and” at the end of clause (12), (ii) replacing the period at the end of clause (13) with “; and” and (iii) inserting the following after clause (13):

“(14) to conform the provisions of the Indenture or the Notes to any provision of the “Description of the Amortizing Notes” section in the Prospectus Supplement.”

(b) For purposes of the Notes, Section 9.02(a) of the Base Indenture shall be amended by (i) deleting the word “or” at the end of clause (6), (ii) replacing the period at the end of clause (7) with a semi-colon and (iii) inserting the following after clause (7):

“(8) postpone any Installment Payment Date or reduce the amount owed on any Installment Payment Date; or

(9) reduce the Repurchase Price or amend or modify in any manner adverse to the Holders the Company’s obligation to pay the Repurchase Price.”

ARTICLE 11

MISCELLANEOUS

Section 11.01 Governing Law and Jury Trial Waiver. (a) THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS AMONG THE COMPANY AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

(b) For purposes of the Notes, Section 13.14 of the Base Indenture shall be amended by replacing the phrase “THE COMPANY, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES,” with the phrase “THE COMPANY AND THE TRUSTEE”.

Section 11.02 No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.03 Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders.

Section 11.04 Effect on Successors and Assigns. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind their respective successors and assigns, whether so expressed or not.

Section 11.05 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.06 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.07 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 11.08 Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 11.09 Conflicts with Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, such Trust Indenture Act provision shall control.

[Remainder of the page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

INTERNATIONAL FLAVORS & FRAGRANCES INC., as the Company

By:	/s/ Robert G. Anderson
Name:	Robert G. Anderson
Title:	Senior Vice President and Controller

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Note.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

3.79% SENIOR AMORTIZING NOTES DUE 2021

CUSIP No.: 459506 AF8

ISIN No.: US459506AF83

No. [        ]                                                                                                                                              [Initial]* Number of Notes: [            ]

INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO., as nominee of The Depository Trust Company]* [            ]**, or registered assigns (the “Holder”), the initial principal amount of $8.45436 for each of the number of Notes set forth above[, which number of Notes may from time to time be reduced or increased as set forth in Schedule A hereto, as appropriate, in accordance with the terms of the Indenture]*, in equal quarterly installments (except for the first such payment) (each such payment, an “Installment Payment”), constituting a payment of interest (at a rate of 3.79% per annum) and a partial repayment of principal, payable on each March 15, June 15, September 15 and December 15, commencing on December 15, 2018 (each such date, an “Installment Payment Date”, and the period from, and including, September 17, 2018 to, but excluding, the first Installment Payment Date and thereafter each quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, the relevant Installment Payment Date, an “Installment Payment Period”) with the final Installment Payment due and payable on September 15, 2021, all as set forth on the reverse hereof and in the Indenture referred to on the reverse hereof.

Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months. If an Installment Payment is payable for any period shorter than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. Installment Payments shall be paid to the Person in whose name the Note is registered, with limited exceptions as provided in the Indenture, at the close of business on the Business Day immediately preceding the related Installment Payment Date (each, a “Regular Record Date”). If the Notes do not remain in book-entry only form, the Company shall have the right to elect that each Regular Record Date shall be each March 1, June 1, September 1 and December 1 immediately preceding the relevant Installment Payment Date by giving advance written notice to the Trustee and the Holders. Installment Payments shall be payable (x) in the case of any Certificated Note, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or (y) in the case of any Global Note, by wire transfer in immediately available funds to the account of the Depositary or its nominee or otherwise in accordance with applicable procedures of the Depositary.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Note.
**	Include only if not a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

[CORPORATE SEAL]

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies

that this is one of the Securities of the series

designated herein referred to in the within

mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as

Trustee

By: ____________________
Authorized Signatory

[REVERSE OF NOTE]

INTERNATIONAL FLAVORS & FRAGRANCES INC.

3.79% Senior Amortizing Notes due 2021

This Note is one of a duly authorized series of Securities of the Company designated as its 3.79% Senior Amortizing Notes due 2021 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of March 2, 2016, between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of September 17, 2018 (the “Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate initial principal amount as specified in the Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at a rate of 3.79% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
December 15, 2018	$0.65497	$0.07836
March 15, 2019	$0.67606	$0.07394
June 15, 2019	$0.68247	$0.06753
September 15, 2019	$0.68894	$0.06106
December 15, 2019	$0.69547	$0.05453
March 15, 2020	$0.70206	$0.04794
June 15, 2020	$0.70872	$0.04128
September 15, 2020	$0.71544	$0.03456
December 15, 2020	$0.72222	$0.02778
March 15, 2021	$0.72907	$0.02093
June 15, 2021	$0.73598	$0.01402
September 15, 2021	$0.74296	$0.00704

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for satisfaction and discharge, legal defeasance and covenant defeasance of this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare the aggregate principal amount of the Notes, and all interest accrued thereon, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Repurchase Price, if applicable, of and all Installment Payments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 6.00% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of September 17, 2018, between the Company and U.S. Bank National Association, as Purchase Contract Agent, as Trustee and as attorney-in-fact for the holders of Purchase Contracts from time to time (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon due presentation of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes are initially issued in registered, global form without coupons in denominations equal to $8.45436 initial principal amount and integral multiples in excess thereof.

The Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Note. No service charge shall be made for any such transfer or for any exchange of this Note as contemplated by the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered upon the Security Register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest on this Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

No recourse shall be had for the payment of any Installment Payment on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Company and each Beneficial Holder agrees, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

FORM OF REPURCHASE NOTICE

TO:	INTERNATIONAL FLAVORS & FRAGRANCES INC.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from International Flavors & Fragrances Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay, for each Note designated below, the Repurchase Price for such Notes (determined as set forth in the Indenture), in accordance with the terms of the Indenture and the Notes, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): __________________

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof): __________________

Social Security or Other Taxpayer Identification Number: ___________________

SCHEDULE A

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]*

The initial number of Notes evidenced by this Global Note is             . The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

*	Include only if a Global Note.